EXHIBIT 10.1

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) is entered into and effective as of August 22, 2019 (the “Effective Date”) by and between ASCENT SOLAR TECHNOLOGIES, INC., a Delaware corporation (the “Company”) and BAYBRIDGE CAPITAL FUND, LP, a Delaware limited partnership (hereinafter, the “Holder”). Each of the Company and the Holder may be referred to individually as a “Party” and collectively as the “Parties”.

W I T N E S S E T H

WHEREAS, on December 31, 2018, the Company issued to the Holder that certain Promissory Note in the principal amount of $300,000 (the “Note”); and
WHEREAS, the Holder hereby agrees to exchange the Note (principal amount plus accrued interest equal to $323,400.00) issued by the Company in exchange for a Convertible Promissory Note (the “Convertible Note”) in the amount of $400,000.00 to be newly issued by the Company pursuant to this Agreement; and
WHEREAS, the parties to this Agreement intend that the transactions contemplated by this Agreement are such that the offer and exchange of securities by the Company under this Agreement will be exempt from registration under applicable United States securities laws as a result of this exchange offer being undertaken pursuant to Sections 3(a)(9) and 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged it is hereby agreed as follows:

1.Exchange.  Upon the terms and conditions set forth in this Agreement, the Company hereby agrees to issue to the Holder the Convertible Note in the amount of Four Hundred Thousand ($400,000.00) dollars in exchange of the Holder the Note back to the Company and Holder hereby agrees that by this payment that the Note shall be discharged, cancelled and extinguished in its entirety.

2.Representations and Warranties.  Each party hereto hereby represents and warrants to the other party as follows:

(a)   Authorization.  Such party has the full right, power and authority to enter into this Agreement and to perform the terms and provisions hereof.  The execution, delivery and performance of this Agreement by such party have been duly authorized by all necessary action on the part of such party, and this Agreement constitutes the valid and binding obligation of such party, enforceable against such party in accordance with its terms.

(b)   No Conflicts.  Neither the execution and delivery of this Agreement nor compliance with the terms and provisions hereof on the part of such party shall breach any statutes or regulations of any governmental authority, domestic or foreign, or shall conflict with or result in a breach of such party’s organizational document(s) (if applicable) or of any of the terms, conditions or provisions of any judgment, order, injunction, decree, agreement or instrument to which such party is a party or by which it or its assets are or may be bound, or constitute a default thereunder or an event which with the giving of notice or passage of time or both would constitute a default thereunder, or require the consent of any person or entity.

(c)   Consents and Approvals.  No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person or entity is required on the part of such party in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

3.Representations, Warranties and Covenants of the Holder.

The Holder represents, warrants and agrees with, the Company that:

(a)           This Agreement has been duly executed and delivered by the Holder and constitutes a valid and binding obligation of the Holder enforceable in accordance with its terms;

(b)           Holder acknowledges its understanding that this Agreement is intended to be exempt from registration under the Securities Act of 1933, as amended;

(c)           Holder has the financial ability to bear the economic risk of his investment, has adequate means for providing for his current needs and personal contingencies and has no need for liquidity with respect to his investment in the Company.

(d)           Holder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Act (17 C.F.R. 230.501(a)) or is not a U.S. Person as defined under Regulation S.

(e)           The Holder is not subject to or obligated under any provisions of any law, regulation, order, judgment or decree which would be breached or violated by the execution, delivery and performance of this Agreement by the Holder and the consummation of the transactions contemplated hereby.

6.            Miscellaneous.

(a)Notices.    All notices or other communications required or permitted by this Agreement or by law to be served on or given to either party to this Agreement by the other party shall be in writing and shall be deemed duly served when personally delivered to the party at an address agreed upon by both parties.

(b)Assignment.  This Agreement and all the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(c)Governing Law.   The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York, without giving effect to the principles of conflict of laws. All parties to this Agreement shall hereby submit to the personal and subject matter jurisdiction and venue of the state or federal courts located in New York, New York and irrevocably waive any trial by jury. If either party commences an action arising out of this Agreement, the prevailing party shall, in addition to any other damages and costs awarded, be entitled to reasonable legal fees incurred in connection with the prosecution or defense of such action.

(d)Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such provision or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(e)Amendment; Waiver.    In the event either party wishes to amend this Agreement, the Agreement may only be amended or waived in a writing executed by the both parties.

(f)Complete Agreement.  This Agreement contains the complete agreement between the parties hereto and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

(g)Further Assurances. The parties shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other parties hereto may reasonably request in order to carry out the intent an accomplish the purposes of this Agreement, if requested.

(h)Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

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IN WITNESS WHEREOF, the parties hereby have executed this Exchange Agreement as of the date first written above.

ASCENT SOLAR TECHNOLOGIES, INC.

By:	/s/ Victor Lee
Name: Victor Lee
Title: CEO